Exhibit 99.1

NUVERRA ANNOUNCES THIRD QUARTER AND YEAR-TO-DATE 2019 RESULTS

SCOTTSDALE, AZ (November 5, 2019) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the third quarter and nine months ended September 30, 2019.
SUMMARY OF QUARTERLY RESULTS

•	Third quarter revenue was $43.1 million, a decrease of approximately 4.7%, or $2.1 million, when compared with revenue of $45.2 million in the second quarter of 2019.

•	When compared to the same period in the prior year, third quarter revenue decreased 13.2%, or $6.6 million.

•	Net loss for the third quarter was $6.1 million as compared to net losses of $5.0 million in the second quarter of 2019 and $7.1 million in the third quarter of 2018.

•	Adjusted EBITDA for the third quarter was $4.6 million, a decrease of $0.7 million compared with $5.3 million in the second quarter of 2019.

•	Adjusted EBITDA for the third quarter increased by $0.6 million over the same period in the prior year.

•	Total liquidity available as of September 30, 2019 was $19.9 million.

“In the third quarter of 2019, we are seeing more of the effects of the industry slowdown on our revenues,” said Charlie Thompson, Chief Executive Officer.  “The biggest impacts were felt in the Rocky Mountain division third party trucking, lay flat and landfill businesses.  Fewer fracs and flowbacks in our geographies impacted the third party business and we saw less drilling near our landfill.  The Northeast division continued to be impacted by the reuse trend and the Haynesville market saw declining activity with the lower natural gas prices.  Related to this decline in activity is greater pricing pressure from our customers and our competitors.  We continue to work on cost reduction measures and operating efficiencies and are accelerating those measures as we start the fourth quarter.   We have noticed an increase in Northeast disposal volumes since the middle of September and are optimistic that trend will continue in the fourth quarter.  We expect continued pressure in the Rocky Mountain and the Southern divisions, but are focused on efficient customer service and safety to preserve customer relationships.”

THIRD QUARTER 2019 RESULTS

Third quarter revenue was $43.1 million, a decrease of $2.1 million, or 4.7%, from $45.2 million in the second quarter of 2019. Of this 4.7% decrease, approximately 3.4% is attributable to a decrease in activities and 1.3% to pricing decreases.
When compared to the third quarter of 2018, third quarter 2019 revenue decreased by 13.2%, or $6.6 million, primarily due to decreases in activity levels for water transfer services for all three divisions, partially offset by increases in disposal services in the Northeast and Southern divisions. In the Rocky Mountain division, the decrease in water transfer and disposal service revenues was primarily due to a $3.0 million decrease in water transfer revenues from lower trucking volumes outsourced to third parties, a $1.3 million reduction in water transfer revenues from lay flat temporary hose, and a $1.1 million decrease in disposal service revenues from our landfill. In the Northeast division, the reuse of production water in customer completion activities during the third quarter continued to negatively impact our activity levels for water transfer services with total billable hours down 12% from the prior year. Offsetting this decrease in the Northeast was an increase in disposal services primarily due to the acquisition of Clearwater Solutions in the fourth quarter of 2018, which contributed revenues of $2.2 million in the third quarter of 2019. In the Southern division, the lower activity levels for water transfer services is due to a decrease in trucking volumes primarily from one major customer.
Total costs and expenses for the third quarter were $48.1 million. Total costs and expenses, adjusted for special items, were $47.7 million, or a $1.6 million decrease when compared with $49.3 million in the second quarter of 2019. Total costs and expenses, adjusted for special items, decreased 14.6% compared with $55.9 million in the third quarter of 2018 as a result of lower activity levels, as well as a favorable service mix due to growth in higher margin disposal services and active cost reduction efforts over the past year.
Net loss for the third quarter was $6.1 million as compared to a net loss of $5.0 million in the second quarter of 2019. Net loss for the third quarter of 2018 was $7.1 million. For the third quarter of 2019, the Company reported a net loss, adjusted for special items, of $5.7 million. Special items in the third quarter primarily included gains on the sale of underutilized assets, offset by stock-based compensation expense and long-lived asset impairment charges for assets classified as held for sale in the Rocky Mountain division. This compares with a net loss, adjusted for special items, of $5.3 million in the second quarter of 2019 and $7.4 million in the third quarter of 2018.
Adjusted EBITDA for the third quarter of 2019 was $4.6 million, a decrease of $0.7 million compared with $5.3 million in the second quarter of 2019. Of the 13.7% decrease in adjusted EBITDA, 12.2% related to pricing decreases, 2.3% related to a decrease in activity levels, both of which were partially offset by a 0.8% reduction in corporate expenses. When compared to the third quarter of 2018, adjusted EBITDA increased $0.6 million, or 16.2%. The 16.2% increase is comprised of a benefit of 44.7% for acquisitions/closures and 23.3% for corporate items, partially offset by 39.0% for decreases in activity levels and 12.8% for decreases in pricing. Third quarter 2019 adjusted EBITDA margin was 10.6%, compared with 11.7% in the second quarter of 2019 and 7.9% in the third quarter of 2018.
YEAR-TO-DATE RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 (“YTD”)

YTD revenue was $131.0 million, a decrease of $17.3 million, or 11.7%, from $148.3 million for the same period in 2018. The decrease in revenues is primarily due to decreases in water transfer services in all three divisions, partially offset by increases in disposal services in all three divisions. Additionally, $1.8 million in revenues associated with the Eagle Ford Shale area were included in revenues in the prior year but did not reoccur in the current year due to management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

In the Rocky Mountain division, the decrease in water transfer service revenues was primarily due to a $9.9 million decrease in revenues from lower trucking volumes outsourced to third parties and a $4.8 million reduction in revenues from lay flat temporary hose. In the Northeast division, the reuse of production water in customer completion activities during 2019 negatively impacted our activity levels for water transfer services with total billable hours down 9% from the prior year. Offsetting this decrease in the Northeast was an increase in disposal services primarily due to the acquisition of Clearwater Solutions in the fourth quarter of 2018, which contributed revenues of $6.7 million in 2019. In the Southern division, the lower activity levels for water transfer services is due to a decrease in trucking volumes from several key customers in the division.
YTD net loss was $17.4 million, an improvement of $33.1 million when compared with a net loss of $50.5 million for the same period in 2018. YTD net loss, adjusted for special items, was $17.1 million, an improvement of $12.9 million when compared with a net loss, adjusted for special items, of $30.0 million for the same period in 2018. YTD special items primarily included gains on the sale of underutilized assets, offset by stock-based compensation expense, continued reorganization expenses related to our 2017 chapter 11 filing and long-lived asset impairment charges for assets classified as held for sale in the Northeast and Rocky Mountain divisions.

YTD adjusted EBITDA was $14.4 million, an increase of $3.9 million, or 37.8%, when compared with the same period in 2018. Adjusted EBITDA margin for the 2019 YTD period was 11.0%, compared with 7.0% in 2018.

CASH FLOW AND LIQUIDITY

Net cash provided by operating activities for the nine months ended September 30, 2019 was $4.6 million, while capital expenditures net of asset sales consumed cash of $2.5 million. Asset sales were related to unused or under-utilized assets. The proceeds have been reinvested in 2019 in returns-driven growth projects, including the purchase of new trucks for our fleet.
Total liquidity available as of September 30, 2019 was $19.9 million. This consisted of cash and available revolver borrowings of $14.2 million, plus an additional $5.7 million delayed draw borrowing capacity under our second lien term loan. As of September 30, 2019, total debt outstanding was $36.9 million, consisting of $18.8 million under our senior secured term loan facility, $9.5 million under our second lien term loan facility, and $8.6 million of finance leases.
About Nuverra
Nuverra Environmental Solutions, Inc. is a leading provider of water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including statements regarding market and industry trends and developments, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the loss of one or more of our larger customers; difficulties in successfully executing our growth initiatives, including identifying and completing mergers, acquisitions, combinations and divestitures, successfully integrating merged, acquired, or combined business operations, and identifying and managing risks inherent in mergers, acquisitions, combinations and divestitures, as well as differences in the type and availability of consideration or financing for such mergers, acquisitions, combinations and divestitures; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; risks and uncertainties associated with our completed restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization; risks associated with the reliance on third-party analysts, appraisers, engineers and other experts; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies and the impact on our business; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Service revenue	$38,862	$45,694	$119,101	$136,541
Rental revenue	4,236	3,962	11,864	11,732
Total revenue	43,098	49,656	130,965	148,273
Costs and expenses:
Direct operating expenses	34,297	39,753	101,371	120,449
General and administrative expenses	4,774	5,849	15,529	31,183
Depreciation and amortization	8,928	10,018	27,340	36,731
Impairment of long-lived assets	120	100	237	4,563
Other, net	(4)	49	(10)	1,117
Total costs and expenses	48,115	55,769	144,467	194,043
Operating loss	(5,017)	(6,113)	(13,502)	(45,770)
Interest expense, net	(1,279)	(1,241)	(3,997)	(3,695)
Other income, net	280	169	457	683
Reorganization items, net	10	137	(200)	(1,609)
Loss before income taxes	(6,006)	(7,048)	(17,242)	(50,391)
Income tax expense	(46)	(69)	(171)	(69)
Net loss	$(6,052)	$(7,117)	$(17,413)	$(50,460)

Earnings per common share:
Net loss per basic common share	$(0.39)	$(0.61)	$(1.11)	$(4.31)

Net loss per diluted common share	$(0.39)	$(0.61)	$(1.11)	$(4.31)

Weighted average shares outstanding:
Basic	15,715	11,696	15,657	11,696
Diluted	15,715	11,696	15,657	11,696

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$3,028	$7,302
Restricted cash	1,384	656
Accounts receivable, net	31,045	31,392
Inventories	3,137	3,358
Prepaid expenses and other receivables	3,224	2,435
Other current assets	386	1,582
Assets held for sale	4,502	2,782
Total current assets	46,706	49,507
Property, plant and equipment, net	197,911	215,640
Operating lease assets	3,133	—
Equity investments	38	41
Intangibles, net	765	1,112
Goodwill	29,518	29,518
Other assets	99	118
Total assets	$278,170	$295,936
Liabilities and Shareholders’ Equity
Accounts payable	$6,745	$9,061
Accrued and other current liabilities	13,023	16,704
Current portion of long-term debt	6,657	38,305
Current contingent consideration	500	500
Total current liabilities	26,925	64,570
Long-term debt	30,134	27,628
Noncurrent operating lease liabilities	1,479	—
Deferred income taxes	385	181
Other long-term liabilities	7,577	7,130
Total liabilities	66,500	99,509
Commitments and contingencies
Shareholders’ equity:
Common stock	158	122
Additional paid-in capital	337,342	303,463
Treasury stock	(436)	—
Accumulated deficit	(125,394)	(107,158)
Total shareholders’ equity	211,670	196,427
Total liabilities and shareholders’ equity	$278,170	$295,936

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(17,413)	$(50,460)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,340	36,731
Amortization of debt issuance costs, net	287	—
Accrued interest added to debt principal	—	119
Stock-based compensation	1,740	11,492
Impairment of long-lived assets	237	4,563
Gain on sale of UGSI	—	(75)
Gain on disposal of property, plant and equipment	(1,828)	(919)
Bad debt recoveries	(65)	(164)
Change in fair value of derivative warrant liability	(32)	(323)
Deferred income taxes	204	11
Other, net	322	541
Changes in operating assets and liabilities:
Accounts receivable	412	1,423
Prepaid expenses and other receivables	(689)	487
Accounts payable and accrued liabilities	(7,240)	1,028
Other assets and liabilities, net	1,320	(234)
Net cash provided by operating activities	4,595	4,220
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	4,826	19,066
Purchases of property, plant and equipment	(7,341)	(9,687)
Proceeds from the sale of UGSI	—	75
Net cash (used in) provided by investing activities	(2,515)	9,454
Cash flows from financing activities:
Payments on First and Second Lien Term Loans	(3,600)	(2,132)
Proceeds from Revolving Facility	139,661	172,336
Payments on Revolving Facility	(139,661)	(172,336)
Payments on Bridge Term Loan	(31,382)	—
Proceeds from the issuance of stock	31,057	—
Payments on finance leases and other financing activities	(1,701)	(1,399)
Net cash used in financing activities	(5,626)	(3,531)
Change in cash, cash equivalents and restricted cash	(3,546)	10,143
Cash and cash equivalents, beginning of period	7,302	5,488
Restricted cash, beginning of period	656	1,296
Cash, cash equivalents and restricted cash, beginning of period	7,958	6,784
Cash and cash equivalents, end of period	3,028	15,077
Restricted cash, end of period	1,384	1,850
Cash, cash equivalents and restricted cash, end of period	$4,412	$16,927

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net loss to EBITDA and Total Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(6,052)	$(7,117)	$(17,413)	$(50,460)
Depreciation and amortization	8,928	10,018	27,340	36,731
Interest expense, net	1,279	1,241	3,997	3,695
Income tax expense	46	69	171	69
EBITDA	4,201	4,211	14,095	(9,965)
Adjustments:
Transaction-related costs, net	65	393	(86)	445
Stock-based compensation	325	98	1,740	11,492
Change in fair value of derivative warrant liability	(4)	(34)	(32)	(323)
Reorganization items, net [1]	(10)	(137)	200	1,609
Legal and environmental costs, net	—	(81)	53	(452)
Impairment of long-lived assets	120	100	237	4,563
Restructuring, exit and other costs	(4)	49	(10)	1,117
Gain on sale of UGSI	—	—	—	(75)
Executive and severance costs	—	—	—	2,937
Gain on disposal of assets	(122)	(665)	(1,828)	(919)
Total Adjusted EBITDA	$4,571	$3,934	$14,369	$10,429

[1] Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended September 30, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$27,996	$10,605	$4,497	$—	$43,098
Direct operating expenses	22,023	8,750	3,524	—	34,297
General and administrative expenses	1,377	647	72	2,678	4,774
Depreciation and amortization	4,191	2,667	2,063	7	8,928
Operating income (loss)	285	(1,459)	(1,158)	(2,685)	(5,017)
Operating margin %	1.0%	(13.8)%	(25.8)%	N/A	(11.6)%
Income (loss) before income taxes	136	(1,355)	(1,215)	(3,572)	(6,006)

Net income (loss)	136	(1,355)	(1,215)	(3,618)	(6,052)
Depreciation and amortization	4,191	2,667	2,063	7	8,928
Interest expense, net	192	129	57	901	1,279
Income tax expense	—	—	—	46	46
EBITDA	$4,519	$1,441	$905	$(2,664)	$4,201

Adjustments, net	204	(134)	(76)	376	370
Adjusted EBITDA	$4,723	$1,307	$829	$(2,288)	$4,571
Adjusted EBITDA margin %	16.9%	12.3%	18.4%	N/A	10.6%

Three months ended September 30, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$33,399	$11,247	$5,010	$—	$49,656
Direct operating expenses	25,757	10,372	3,624	—	39,753
General and administrative expenses	1,605	442	106	3,696	5,849
Depreciation and amortization	5,698	1,976	2,331	13	10,018
Operating income (loss)	339	(1,543)	(1,200)	(3,709)	(6,113)
Operating margin %	1.0%	(13.7)%	(24.0)%	N/A	(12.3)%
Income (loss) before income taxes	372	(1,628)	(1,240)	(4,552)	(7,048)

Net income (loss)	372	(1,636)	(1,246)	(4,607)	(7,117)
Depreciation and amortization	5,698	1,976	2,331	13	10,018
Interest expense, net	102	85	40	1,014	1,241
Income tax expense	—	8	6	55	69
EBITDA	$6,172	$433	$1,131	$(3,525)	$4,211

Adjustments, net	(203)	(264)	(130)	320	(277)
Adjusted EBITDA	$5,969	$169	$1,001	$(3,205)	$3,934
Adjusted EBITDA margin %	17.9%	1.5%	20.0%	N/A	7.9%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Nine months ended September 30, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$81,866	$33,165	$15,934	$—	$130,965
Direct operating expenses	64,205	27,072	10,094	—	101,371
General and administrative expenses	3,629	2,222	825	8,853	15,529
Depreciation and amortization	12,797	8,152	6,359	32	27,340
Operating income (loss)	1,115	(4,398)	(1,334)	(8,885)	(13,502)
Operating margin %	1.4%	(13.3)%	(8.4)%	N/A	(10.3)%
Income (loss) before income taxes	819	(4,510)	(1,500)	(12,051)	(17,242)

Net income (loss)	819	(4,510)	(1,500)	(12,222)	(17,413)
Depreciation and amortization	12,797	8,152	6,359	32	27,340
Interest expense, net	488	345	166	2,998	3,997
Income tax expense	—	—	—	171	171
EBITDA	$14,104	$3,987	$5,025	$(9,021)	$14,095

Adjustments, net	(556)	(590)	(402)	1,822	274
Adjusted EBITDA	$13,548	$3,397	$4,623	$(7,199)	$14,369
Adjusted EBITDA margin %	16.5%	10.2%	29.0%	N/A	11.0%

Nine months ended September 30, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$97,334	$29,966	$20,973	$—	$148,273
Direct operating expenses	77,702	26,696	16,051	—	120,449
General and administrative expenses	4,763	1,722	935	23,763	31,183
Depreciation and amortization	17,910	9,565	9,205	51	36,731
Operating loss	(3,041)	(8,086)	(10,497)	(24,146)	(45,770)
Operating margin %	(3.1)%	(27.0)%	(50.1)%	N/A	(30.9)%
Loss before income taxes	(3,033)	(8,307)	(10,646)	(28,405)	(50,391)

Net loss	(3,033)	(8,315)	(10,652)	(28,460)	(50,460)
Depreciation and amortization	17,910	9,565	9,205	51	36,731
Interest expense, net	270	222	156	3,047	3,695
Income tax benefit	—	8	6	55	69
EBITDA	$15,147	$1,480	$(1,285)	$(25,307)	$(9,965)

Adjustments, net	(269)	(1,849)	6,101	16,411	20,394
Adjusted EBITDA	$14,878	$(369)	$4,816	$(8,896)	$10,429
Adjusted EBITDA margin %	15.3%	(1.2)%	23.0%	N/A	7.0%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2019
	As Reported	Special Items		As Adjusted
Revenue	$43,098	$—		$43,098
Direct operating expenses	34,297	118	[A]	34,415
General and administrative expenses	4,774	(386)	[B]	4,388
Total costs and expenses	48,115	(384)	[C]	47,731
Operating loss	(5,017)	384	[C]	(4,633)
Net loss	(6,052)	373	[D]	(5,679)

Net loss	$(6,052)			$(5,679)
Depreciation and amortization	8,928			8,928
Interest expense, net	1,279			1,279
Income tax expense	46			43
EBITDA and Adjusted EBITDA	$4,201			$4,571

Description of 2019 Special Items:
[A]	Special items relates to the gain on the sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation.
[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.1 million for assets classified as held-for-sale in the Rocky Mountain division.
[D]
Primarily includes the aforementioned adjustments along with a gain of $4.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended September 30, 2019 was (0.8%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$49,656	$—		$49,656
Direct operating expenses	39,753	526	[E]	40,279
General and administrative expenses	5,849	(271)	[F]	5,578
Total costs and expenses	55,769	106	[G]	55,875
Operating loss	(6,113)	(106)	[G]	(6,219)
Net loss	(7,117)	(280)	[H]	(7,397)

Net loss	$(7,117)			$(7,397)
Depreciation and amortization	10,018			10,018
Interest expense, net	1,241			1,241
Income tax expense	69			72
EBITDA and Adjusted EBITDA	$4,211			$3,934

Description of 2018 Special Items:
[E]	Special items primarily relates to the gain on the sale of underutilized assets.
[F]	Primarily attributable to transaction costs related to the acquisition of Clearwater Solutions that closed on October 5, 2018 and stock-based compensation.
[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.1 million for assets classified as held-for-sale in the Southern division.
[H]
Primarily includes the aforementioned adjustments along with a gain of $34 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended September 30, 2018 was (1.0%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2019
	As Reported	Special Items		As Adjusted
Revenue	$130,965	$—		$130,965
Direct operating expenses	101,371	1,824	[A]	103,195
General and administrative expenses	15,529	(1,703)	[B]	13,826
Total costs and expenses	144,467	(106)	[C]	144,361
Operating loss	(13,502)	106	[C]	(13,396)
Net loss	(17,413)	277	[D]	(17,136)

Net loss	$(17,413)			$(17,136)
Depreciation and amortization	27,340			27,340
Interest expense, net	3,997			3,997
Income tax expense	171			168
EBITDA and Adjusted EBITDA	$14,095			$14,369

Description of 2019 Special Items:
[A]	Special items relates to the gain on the sale of underutilized assets.
[B]
Primarily attributable to stock-based compensation and non-routine legal expenses, offset by an adjustment to capitalize certain of our transaction costs for our acquisition of Clearwater Solutions in the fourth quarter of 2018.

[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.2 million for assets classified as held-for-sale in the Northeast and Rocky Mountain divisions.
[D]
Primarily includes the aforementioned adjustments along with continued reorganization costs from our 2017 chapter 11 filing, and a gain of $32.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the nine months ended September 30, 2019 was (1.0%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$148,273	$—		$148,273
Direct operating expenses	120,449	718	[E]	121,167
General and administrative expenses	31,183	(14,221)	[F]	16,962
Total costs and expenses	194,043	(19,183)	[G]	174,860
Operating loss	(45,770)	19,183	[G]	(26,587)
Net loss	(50,460)	20,422	[H]	(30,038)

Net loss	$(50,460)			$(30,038)
Depreciation and amortization	36,731			36,731
Interest expense, net	3,695			3,695
Income tax expense	69			41
EBITDA and Adjusted EBITDA	$(9,965)			$10,429

Description of 2018 Special Items:
[E]	Special items primarily relates to the gain on the sale of underutilized assets.
[F]
Primarily attributable to severance, transaction costs associated with the acquisition of Clearwater Solutions that closed on October 5, 2018, stock-based compensation and non-routine litigation expenses.

[G]
Primarily includes the aforementioned adjustments along with $1.1 million in restructuring costs related to the exit of the Eagle Ford Shale area, and long-lived asset impairment charges of $4.6 million for assets classified as held-for-sale in the Southern, Northeast and Corporate divisions.

[H]
Primarily includes the aforementioned adjustments along with $1.6 million of continued reorganization costs from our 2017 chapter 11 filing, offset by a gain of $0.3 million associated with the change in the fair value of the derivative warrant liability. Additionally, our effective tax rate for the nine months ended September 30, 2018 was (0.1%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Nine Months Ended
	September 30,
	2019	2018
Net cash provided by (used in) operating activities	$4,595	$4,220
Net cash capital expenditures [1]	(2,515)	9,379
Free Cash Flow	$2,080	$13,599

[1]	Net cash capital expenditures is defined as proceeds received from sales of property, plant and equipment, net of purchases of property, plant and equipment.

Sequential Revenue and Adjusted EBITDA Decrease by Price, Activity, Acquisition/Closure and Corporate

	Revenue		Adjusted EBITDA
	Q3 2019 vs Q2 2019		Q3 2019 vs Q2 2019
Breakdown of Decrease:
Price	$(626)	(1.3)%	$(649)	(12.2)%
Activity	(1,516)	(3.4)	(123)	(2.3)
Acquisition/Closure	—	—	—	—
Corporate	—	—	45	0.8
Total Sequential Decrease	$(2,142)	(4.7)%	$(727)	(13.7)%

Year-Over-Year Revenue Decline by Price, Activity and Acquisition/Closure

	Three Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2019
Breakdown of Total Revenue Decline:
Price	$(535)	(1.1)%	$(1,504)	(1.0)%
Activity	(8,173)	(16.4)	(19,973)	(13.5)
Acquisition/Closure (a)	2,150	4.3	4,169	2.8
Total Revenue Decline	$(6,558)	(13.2)%	$(17,308)	(11.7)%

(a)	Represents the combined impact of the Clearwater Solutions acquisition on October 5, 2018 and management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition/Closure, and Corporate

	Three Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2019
Breakdown of Total Adjusted EBITDA Growth:
Price	$(502)	(12.8)%	$(1,454)	(13.9)%
Activity/Expense	(1,536)	(39.0)	(2,792)	(26.8)
Acquisition/Closure (a)	1,758	44.7	5,838	56.0
Corporate	917	23.3	2,348	22.5
Total Adjusted EBITDA Growth	$637	16.2%	$3,940	37.8%

(a)	Represents the combined impact of the Clearwater Solutions acquisition on October 5, 2018 and management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended
September 30, 2019
Water Trucks:
Count (approximate)	438
% Utilized [1]	50%

Salt Water Disposal Wells:
Count	49
% Utilized [2]	53%

Haynesville Pipeline:
% Utilized [2] [3]	57% - 62%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on daily functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the period.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Industry Statistics for the Basins in which Nuverra Operates

	Average for the Three Months Ended September 30,		Year-Over-Year
	2019	2018	Growth (Decline) %
Pricing:
Oil price per barrel [1]	$56.34	$69.69	(19.2)%
Natural gas price per tcf [2]	$2.38	$2.93	(18.8)%

Total Operating Rigs [3]	171	179	(4.5)%
Rocky Mountain Division	51	55	(7.3)%
Northeast Division	69	76	(9.2)%
Southern Division	50	49	2.0%

Total Oil Production (barrels in thousands) [4]	1,648	1,485	11.0%
Rocky Mountain Division	1,459	1,321	10.4%
Northeast Division	147	123	19.5%
Southern Division	42	41	2.4%

Total Natural Gas Production (Mcf/d) [4]	46,607	40,686	14.6%
Rocky Mountain Division	2,985	2,491	19.8%
Northeast Division	32,297	28,911	11.7%
Southern Division	11,325	9,285	22.0%

Total Wells Completed [4]	899	923	(2.6)%
Rocky Mountain Division	365	406	(10.1)%
Northeast Division	395	394	0.3%
Southern Division	140	123	13.8%

Total Drilled Uncompleted Ending Inventory [4]	1,355	1,593	(14.9)%
Rocky Mountain Division	652	759	(14.1)%
Northeast Division	517	629	(17.8)%
Southern Division	186	205	(9.3)%

[1]	Source: West Texas Intermediate (“WTI”) Crude Oil Spot Price
[2]	Source: Henry Hub (“HH”) Natural Gas Spot Price
[3]	Source: Baker Hughes
[4]	Source: US Energy Information Association (“EIA”)